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                                                                    EXHIBIT 23.7

                                                               November 25, 2002

                                    CONSENT
                                       OF
                         BANC OF AMERICA SECURITIES LLC

Board of Directors
Hyseq, Inc.
670 Almanor Avenue
Sunnyvale, California  94085

Members of the Board:

We hereby consent to the inclusion of (i) our opinion letter, dated November 9, 2002, to the Board of Directors of Hyseq, Inc. (the "Company") as Annex C to the Registration Statement of the Company on Form S-4 (the "Registration Statement") relating to the proposed merger involving the Company and Variagenics, and (ii) references made to our firm and such opinion in the Registration Statement under the captions entitled "SUMMARY - Opinions of Financial Advisors - Hyseq," "THE MERGER - Background of the Merger,"
"THE MERGER - Reasons for the Merger - Hyseq" and "THE MERGER -- Opinion of Financial Advisor - Hyseq." In giving such consent, we do not admit that we come within the category of persons whose consent is required under, nor do we admit that we are "experts" for purposes of, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.


By: /s/ Banc of America Securities LLC

BANC OF AMERICA SECURITIES LLC